Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The unaudited pro forma combined financial information for the twelve months ended December 31, 2007 has been derived from our audited historical financial statements as of and for the year ended December 31, 2007.  The unaudited pro forma combined financial information as of and for the three months ended March 31, 2008 has been derived from our unaudited combined financial statements as of and for the three months ended March 31, 2008. This unaudited pro forma combined financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and notes related to those combined financial statements included elsewhere in this Form 8-K.

The unaudited pro forma earnings per share for the year ended December 31, 2007 and for the three months ended March 31, 2008 have been prepared as if the merger had occurred as of January 1, 2007.  The unaudited pro forma combined balance sheet as of March 31, 2008 has been prepared as if the merger had occurred on March 31, 2008.

The pro forma adjustments are based on the best information available and assumptions that management believes are reasonable given the information available; however, such adjustments are subject to change based upon the costs incurred in connections with the merger and related transactions and any other material information. The unaudited pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations or financial position would have been had the transactions contemplated by the Merger Agreement and related transactions occurred on the dates indicated.

Unaudited Pro Forma Combined Earnings per Share

			From Inception
	Three Months	Twelve Months	(January 15, 1997)
	Ended	Ended	through
	March 31, 2008	December 31, 2007	March 31, 2008
Net Income (loss)	$(1,460,253)	$(2,768,669)	$(14,808,380)

Net Income (loss) per share:
Basic	$(0.18)	$(0.34)	$(1.83)
Fully-diluted	$(0.18)	(0.34)	(1.83_

Shares used in computing net income (loss) per share:
Basic	8,107,721	8,107,721	8,107,721
Fully-diluted	18,344,550	18,344,550	18,344,550

Unaudited Pro Forma Combined Balance Sheet March 31, 2008

	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	Pro Forma Combined
Cash	$97,498	$11,478		$387,500	$537,500	$1,427,500	$-	$(365,000)		$2,096,476
Cost of debt issuance				12,500	12,500					25,000
Accounts receivable		455								455
Advances to related party	10,000									10,000

Total current assets	107,498	11,933	-	400,000	550,000	1,427,500	-	(365,000)		2,131,931

Total assets	$107,498	$11,933	$-	$400,000	$550,000	$1,427,500	$-	$(365,000)		$2,131,931

Accounts payable	$693,311	$1,697								$695,008
Accrued liabilities		2,950								2,950
AP and acc liab - related parties	4,285									4,285
Line of credit	260,570									260,570
Accrued interest	85,512									85,512
Accrued interest - related parties	413,180									413,180
Cash advances	100,000									100,000
notes payable - related parties - current portion	500,000									500,000
Notes payable - current portion	111,876			400,000	550,000	-				1,061,876
Discount on notes payable				(52,500)	(77,000)	-				(129,500)

Total current liabilities	2,168,734	4,647	-	347,500	473,000	-				2,993,881

Long term portion of notes payable	388,139									388,139
Long term portion of notes payable - related parties	500,000									500,000

Total liabilities	3,056,873	4,647	-	347,500	473,000	-				3,882,020

Commitments & contingencies	-									-

Stockholders' equity										-
Common stock	40,196		30,000	1,000	1,375	7,000	(78,778)			793
Common stock subscribed	30,000				-					30,000
										-
Additional paid-in capital	11,788,809	7,286	(30,000)	51,500	75,625	1,743,000	78,778		120,000	13,834,998
										-
										-
Deficit accumulated during										-
development stage	(14,808,380)					(322,500)		(365,000)	(120,000)	(15,615,880)

Total stockholders' equity	(2,949,375)	7,286	-	52,500	77,000	1,427,500	-	(365,000)	-	(1,750,089)

Total liabilities and
stockholders' equity	$107,498	$11,933	$-	$400,000	$550,000	$1,427,500	$-	$(365,000)	$-	$2,131,931

Notes to Unaudited Pro Forma Combined Financial Information

(A) The fully-diluted shares and loss per share are not presented as the effect would be  anti-dilutive.

(B) Historical balance sheet as of March 31, 2008 for Omnimmune Corp.

(C) Value of assets and liabilities of shell company assumed in transaction, from Roughneck 10-QSB for February 29, 2008.

(D) Shares issued to shell stockholders, net of cancellation of 7,500,000 shares pursuant to agreement with shareholders.

(E) Proceeds of 1st interim financing, net of cash costs of $12,500

(F) Proceeds of 2nd interim financing, net of cash costs of $12,500

(G) Proceeds of Private Placement of equity, net of cash costs of $322,500.

(H) Change in par value of common stock from $0.01 to $0.0001 effective at the time of the merger.

(I)  Cash costs of merger

(J) Fair value of warrants to purchase 70,000 shares issued to placement agent in PPM equity financing